THIS GENERAL RELEASE AND AGREEMENT ("Agreement") is made this 2nd day of December, 2013 by and between SHI CONSULTING, INC. of 162 Cumberland St. Suite 310 Toronto Ontario, Canada and SHI VENTURES, INC. of 162 Cumberland St. Suite 310 Toronto Ontario, Canada (collectively the "SHI PARTIES") and BIO-MATRIX SCIENTIFIC GROUP, INC. of 4700 Spring Street, Suite 304 La Mesa California, 91942, USA and REGEN BIOPHARMA, INC. of 4700 Spring Street, Suite 304 La Mesa California. BIO-MATRIX SCIENTIFIC GROUP, INC. SHI CONSULTING, INC. REGEN BIOPHARMA, INC. and SHI VENTURES, INC. are sometimes collectively referred to herein as the "Parties" or individually as a "Party."

RECITALS

This Settlement Agreement is entered into with reference to the following facts:

A. The SHI PARTIES assert that SHI CONSULTING, INC. is owed payment by REGEN BIOPHARMA, INC., a subsidiary of BIO-MATRIX SCIENTIFIC GROUP, INC., for services performed by SHI CONSULTING, INC. for REGEN BIOPHARMA, INC. ("SHI SERVICES")
B. BIO-MATRIX SCIENTIFIC GROUP, INC. and REGEN BIOPHARMA, INC. deny that the SHI SERVICES were properly authorized or requested by BIO-MATRIX SCIENTIFIC GROUP, INC. or REGEN BIOPHARMA, INC.
C. BIO-MATRIX SCIENTIFIC GROUP, INC. and REGEN BIOPHARMA, INC. deny that any benefit was derived by either BIO-MATRIX SCIENTIFIC GROUP, INC. or REGEN BIOPHARMA, INC. resulting from the SHI SERVICES
D. BIO-MATRIX SCIENTIFIC GROUP, INC. and REGEN BIOPHARMA, INC. deny that any payment is due to SHI CONSULTING, INC. by either of BIO-MATRIX SCIENTIFIC GROUP, INC. or REGEN BIOPHARMA, INC.
E. The Parties desire to settle and resolve all and any disputes between them in accordance with the terms of this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. ISSUANCE OF SHARES

As consideration to the SHI PARTIES for entering into this Agreement and abiding by the terms and conditions of this Agreement BIO-MATRIX SCIENTIFIC GROUP, INC. shall issue to SHI VENTURES, INC Thirty Million (30,000,000) newly issued unencumbered common shares of BIO-MATRIX SCIENTIFIC GROUP, INC.

2. GENERAL RELEASE

(a) The SHI PARTIES hereby irrevocably release and forever unconditionally discharge BIO-MATRIX SCIENTIFIC GROUP, INC. and any and all of its predecessors, related or affiliated entities, officers, directors, shareholders, attorneys, insurers, trustees, partners, present and former employees, agents, successors, assigns, heirs, executors and administrators, both individually and in their official capacities (the "BIO-MATRIX SCIENTIFIC GROUP, INC. Parties"), of and from any and all actions, causes of action, suits, claims, debts, dues, accounts, bonds, covenants, charges, complaints, contracts, agreements, promises, judgments and demands whatsoever, in law or in equity, against BIO-MATRIX SCIENTIFIC GROUP, INC. and the BIO-MATRIX SCIENTIFIC GROUP, INC. Parties which the SHI PARTIES

now or in the future may have from the beginning of the world until the end of time, but excluding any claim relating to the failure of any of BIO-MATRIX SCIENTIFIC GROUP, INC. and the BIO-MATRIX SCIENTIFIC GROUP, INC. Parties to comply with its or their respective obligations set forth this Agreement AND

(b) The SHI PARTIES hereby irrevocably release and forever unconditionally discharge REGEN BIOPHARMA, INC. and any and all of its predecessors, related or affiliated entities, officers, directors, shareholders, attorneys, insurers, trustees, partners, present and former employees, agents, successors, assigns, heirs, executors and administrators, both individually and in their official capacities (the "REGEN BIOPHARMA, INC. Parties"), of and from any and all actions, causes of action, suits, claims, debts, dues, accounts, bonds, covenants, charges, complaints, contracts, agreements, promises, judgments and demands whatsoever, in law or in equity, against REGEN BIOPHARMA, INC. and the REGEN BIOPHARMA, INC. Parties which The SHI PARTIES now or in the future may have from the beginning of the world until the end of time, but excluding any claim relating to the failure of any of REGEN BIOPHARMA, INC. and the REGEN BIOPHARMA, INC., Parties to comply with its or their respective obligations set forth in this Agreement AND

(c) BIO-MATRIX SCIENTIFIC GROUP, INC. and REGEN BIOPHARMA, INC., hereby irrevocably release and forever unconditionally discharge the SHI PARTIES and any and all of their predecessors, related or affiliated entities, officers, directors, shareholders, attorneys, insurers, trustees, partners, present and former employees, agents, successors, assigns, heirs, executors and administrators, both individually and in their official capacities (the "SHI Collective Parties"), of and from any and all actions, causes of action, suits, claims, debts, dues, accounts, bonds, covenants, charges, complaints, contracts, agreements, promises, judgments and demands whatsoever, in law or in equity, against the SHI PARTIES and the SHI Collective Parties which BIO-MATRIX SCIENTIFIC GROUP, INC. and REGEN BIOPHARMA, INC. now or in the future may have from the beginning of the world until the end of time, but excluding any claim relating to the failure of any of the SHI PARTIES and the SHI Collective Parties to comply with its or their respective obligations set forth in this Agreement.

3. ENTIRE AGREEMENT

This Agreement constitutes and contains the entire agreement between the Parties hereto and fully supersedes and replaces any and all prior negotiations, proposed agreements or understandings and agreements, written or oral, between the parties hereto pertaining to the subject matter hereof. This Agreement may be amended only by an agreement in writing signed by the party to be bound.

4. SETTLEMENT

This Agreement is the result of a settlement and compromise of disputed matters as set forth herein. Nothing contained herein is to be construed or deemed an admission of liability, culpability, negligence, or wrongdoing on the part of any Party hereto. No party hereto admits that the claims of the other are valid or more meritorious and each party hereto agrees that the terms of this Agreement shall never be used, referred to, or considered as an admission of liability of such claims. The Parties have entered into this Agreement with the intention of avoiding protracted disputes, uncertainties, and litigation with their attendant inconveniences and expenses.

5. FEES AND EXPENSES

The Parties agree to bear their own costs, fees, and expenses, including attorney's fees in connection with this Agreement. In the event of a breach of this Agreement or the instituting of any action necessary to enforce or interpret this Agreement or in any way relating to this Agreement, the prevailing party in any resulting action, whether it be a lawsuit, arbitration, or any other forum, shall be entitled to collect from the other party its reasonably incurred attorney's fees and costs.

6. CHOICE OF LAW AND VENUE

Any dispute arising from this contractual relationship shall be governed by California law, and shall be decided solely and exclusively by State or Federal courts located in San Diego, California. Any Party who unsuccessfully challenges the enforceability of this forum selection clause shall reimburse the prevailing Party for its attorney's fees, and the party prevailing in any such dispute shall be awarded its attorneys' fees.

IN WHITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

BIO-MATRIX SCIENTIFIC GROUP, INC.

Signature:
Name: David R. Koos
Title: Chairman & CEO
Date:
I have the authority to bind the corporation

SHI CONSULTING, INC.

Signature:
Name: Borys Chabursky
Title: President
Date: Dec 2nd, 2013
I have the authority to bind the corporation

SHI VENTURES, INC.

Signature:
Name: Borys Chabursky
Title: President
Date: Dec 2nd, 2013
I have the authority to bind the corporation

REGEN BIOPHARMA, INC.

Signature:
Name: David R. Koos
Title: Chairman & CEO
Date:
I have the authority to bind the corporation